Exhibit 4.4

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN SERIES E PREFERRED STOCK PURCHASE AGREEMENT, DATED APRIL __, 2014, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

PWE-___

Dated: April __, 2014

WARRANT TO PURCHASE STOCK OF

CATALYST BIOSCIENCES, INC.

This certifies that ________________, or its assigns (the “Holder”), for value received, is entitled to purchase, from Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), up to that number of fully paid and nonassessable shares of the Company’s Series E Preferred Stock, equal to the quotient obtained in accordance with the following calculation:

Warrant Shares (as defined below) issuable upon exercise of this Warrant	=	The number of shares of Series E Preferred Stock issued by the Company to Holder on the date hereof) x 0.25

This Warrant is issued pursuant to the terms of that certain Series E Preferred Stock Purchase Agreement, dated April __, 2014, by and among the Company and the investors set forth in the Schedule of Investors attached thereto as Exhibit A (the “Agreement”). This Warrant is one of a series of warrants (the “Warrants”) having like tenor and effect (except for variations necessary to express the name of the holder and the date on which each Warrant is issued) issued or to be issued by the Company in accordance with the terms of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

This Warrant shall be exercisable at any time from time to time from and after the date hereof (such date being referred to herein as the “Initial Exercise Date”) up to and including 5:00 p.m. (Pacific Time) until the first to occur of (i) immediately prior to the closing of any Liquidation Transaction (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time), or (ii) the 5th anniversary of the date hereof (such earlier date being referred to herein as the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Form of Subscription attached hereto duly completed and executed, (ii) payment pursuant to Section 2 of the aggregate Exercise Price for the number of

Warrant Shares for which this Warrant is being exercised determined in accordance with the provisions hereof. Notwithstanding the foregoing, if Holder has not exercised this Warrant by the Expiration Date, then the exercise of this Warrant shall be deemed to have been automatically effected prior to the close of business on the Expiration Date pursuant to the Net Issuance provisions in Section 2 of this Warrant. The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

The term “Warrant Shares” shall shares of the Company’s Series E Preferred Stock.

The term “Exercise Price” shall mean $1.2706 per share (as adjusted for stock splits, stock dividends, reclassification and the like).

The term “IPO” shall mean a Qualified IPO as defined in the Company’s Amended and Restated Certificate of Incorporation.

1.     Exercise; Issuance of Certificates; Acknowledgement. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time from or after the Initial Exercise Date up to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the Warrant Shares purchased hereunder shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each certificate so delivered shall be in such denominations of the Warrant Shares as may be requested by the Holder hereof and shall be registered in the name of such Holder. In case of a purchase of less than all the Warrant Shares, the Company shall execute and deliver to Holder within a reasonable time an Acknowledgement in the form attached hereto indicating the number of Warrant Shares which remain subject to this Warrant, if any.

2.     Payment for Shares. The aggregate purchase price for Warrant Shares being purchased hereunder may be paid either (i) by cash or wire transfer of immediately available funds, (ii) by surrender of a number of Warrant Shares which have a fair market value equal to the aggregate purchase price of the Warrant Shares being purchased (“Net Issuance”) as determined herein, or (iii) any combination of the foregoing. If the Holder elects the Net Issuance method of payment, the Company shall issue to Holder upon exercise a number of shares of Warrant Shares determined in accordance with the following formula:

Y(A-B)
X=
A

where: X =     the number of Warrant Shares to be issued to the Holder;

Y =     the number of Warrant Shares with respect to which the Holder is exercising its purchase rights under this Warrant;
A =	the fair market value of one (1) share of the Warrant Shares on the date of exercise; and
B =	the Exercise Price.

No fractional shares arising out of the above formula for determining the number of shares to be issued to the Holder shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the fair market value of one (1) share of the Warrant Shares on the date of exercise. For purposes of the above calculation, the fair market value of one (1) share of the Warrant Shares shall mean (a) if the date of exercise is after the commencement of trading of the Common Stock on a securities exchange or over-the-counter but prior to the closing of the IPO, the price per share to the public set forth on the final prospectus relating to the IPO, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, (b) if the Common Stock is then traded on a securities exchange, the average of the closing prices of such Common Stock on such exchange over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, (c) if the Common Stock is then regularly traded over-the-counter, the average of the closing sale prices or secondarily the closing bid of such Common Stock over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, or (d) if there is no active public market for the Common Stock, the fair market value of one share of the Warrant Shares as determined in good faith by the Board of Directors of the Company .

3.       Shares to be Fully Paid. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.

4.       Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

4.1     Subdivisions, Combinations and Dividends. In case the Company shall at any time subdivide its outstanding shares of capital stock into a greater number of shares or pay a dividend in capital stock in respect of outstanding shares of capital stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced, and conversely, in case the outstanding shares of the capital stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

4.2     Reclassification. If any reclassification of the capital stock of the Company shall be effected in such a way that holders thereof shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the capital stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such capital stock equal to the number of shares of such capital stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

4.3     Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.4     Other Notices. If at any time:

 (1) the Company shall declare any cash dividend upon its capital stock; or

 (2) there shall be any Liquidation Transaction.

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least ten (10) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of capital stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of capital stock shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.

5.     No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6.     Warrants Non-Transferable. Neither this Warrant nor any of the rights hereunder may be transferred, in whole or in part, without the prior written consent of the Company.

7.     Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

8.     Amendment. Any term of this Warrant and all Warrants issued pursuant to the Agreement may be amended and the observance of any term of this Warrant and all Warrants issued pursuant to the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Warrants representing 66 2/3% of the Warrant Shares issued pursuant to the Agreement; provided any such amendment or waiver that affects by its terms any holder(s) in a manner that is different in any material respect from all holders shall require the approval of the Company, such holder(s) and the holders of 66 2/3% of the Warrant Shares issued pursuant to the Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, the Holder and the holders of all Warrants issued pursuant to the Agreement.

9.     Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be made in accordance with Section 7.2 of the Agreement.

10.     Governing Law; Venue. This Warrant is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state and federal courts located in Santa Clara County in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

*        *        *

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

CATALYST BIOSCIENCES, INC.
By:
Name: Nassim Usman
Title: Chief Executive Officer

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: Catalyst Biosciences, Inc.

The undersigned, the holder of a right to purchase shares of Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), pursuant to that certain Warrant to Purchase Stock of the Company (the “Warrant”), dated as of April __, 2014, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ (            ) shares of ____________ Stock of the Company and herewith makes payment of ________________________ Dollars ($__________) therefor by the following method:

(Check one of the following):
_______ (check if applicable)	The undersigned hereby elects to make payment of
______________ Dollars ($___________) therefor in cash.
_______ (check if applicable)	The undersigned hereby elects to make payment for the aggregate exercise price of this exercise using the Net Issuance method pursuant to Section 2 of the Warrant.

The undersigned represents that it is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such securities makes to the Company, as of the date hereof, the representations and warranties set forth in Section 4 of the Series E Preferred Stock Purchase Agreement, dated as of April __, 2014, by and among the Company and the investors listed on Exhibit A thereto.

DATED: ________________

[HOLDER NAME]
By:

Name:

Its:

ACKNOWLEDGMENT

To: ______________________

The undersigned hereby acknowledges that as of the date hereof, __________________ (            ) shares remain subject to the right of purchase in favor of ________________ pursuant to that certain Warrant to Purchase Stock of Catalyst Biosciences, Inc., dated as of April __, 2014.

DATED: ________________

CATALYST BIOSCIENCES, INC.

By:

Name:

Title: